SCHEDULE 14A INFORMATION
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Grant Hartford Corporation

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Grant Hartford Corporation
619 S.W. Higgins, Suite O
Missoula, MT 59803

June 5, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Grant Hartford Corporation to be held at the Holiday Inn Missoula Downtown, 200 South Pattee Street, Missoula, MT 59802 on Thursday, June 25, 2009 at 10:00 a.m. MST, local time.

At the annual meeting, you will be asked to elect three nominees for director, ratify the retention of an outside auditor, give authority to seek additional funding, approve the engagement of CDM Engineering, approve the engagement of the O'Keefe Drilling Company, approve the issuance of stock options, or other incentives and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

It is important that your shares of Grant Hartford Corporation common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

Very truly yours,

_________________________
Eric Sauve
President & CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 25, 2009

Grant Hartford Corporation
619 S.W. Higgins, Suite O
Missoula, MT 59803

June 5, 2009

To Our Shareholders:

On behalf of the Board of Directors, we are pleased to invite you to attend the Grant Hartford Corporation 2009 Annual Meeting of Shareholders. The meeting will be held at the Holiday Inn Missoula Downtown, 200 South Pattee Street, Missoula, MT 59802 on Thursday, June 25, 2009 at 10:00 a.m. MST, for the following purposes.

  To elect the Board of Directors for the following year; and

  To ratify the retention of Rotenberg & Co. LLP as the Company's independent auditor for the fiscal year 2009; and

  To give authority, to the Board of Directors, and Officers of the Company, to seek funding through public offerings, private placements, commercial funding, or other sources of financing, to promote and expand operations; and

  To approve the engagement of CDM Constructors, Inc. to build a mill, complete feasibility of underground mining, and to perform additional tasks that the Board of Directors deem necessary; and

  To approve the issuance of stock options or other incentives to key personnel, consultants and directors; and

  To approve the engagement of the O'Keefe Drilling Company to perform drilling services for the benefit of the Company, in consideration for the issuance of 480,000 shares of the Company's no par value common stock at $1.25 per share; and

  The ratification of such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record as shown on the books of the Company at the close of business on June 5, 2009 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's Shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's Principal Executive Offices at 619 S.W. Higgins, Suite O, Missoula, MT 59803 from the date of this Notice for inspection by any Shareholder for any purpose regarding the Annual Meeting.

THOSE WHO CANNOT ATTEND THE ANNUAL MEETING OF THE SHAREHOLDERS ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED STAMPED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING WHO HAS SUBMITTED A PROXY, HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

_________________________
Eric Sauve
Director/President

PROXY STATEMENT

This Proxy Statement is furnished to Shareholders of Grant Hartford Corporation, (the "Company") a Montana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Missoula Downtown, 200 South Pattee Street, Missoula, Montana 59802, on June 25, 2009 at 10:00 a.m. MST, and at any and all adjournments of such meeting. The first date on which this Proxy Statement and the form of Proxy are first being mailed to Shareholders of the Company is on or about June 15, 2009.

The Board of Directors has fixed June 5, 2009, as the record date for determining Shareholders who are entitled to vote. All Shareholders are invited to attend the meeting, although only Shareholders of record at the close of business on June 5, 2009 will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 21,450,195 shares of its no par value Common Stock, held of record by approximately sixty-one (61) stockholders. All shares have equal voting rights and are non-assessable. Each share of Common Stock is entitled to one vote on each matter properly coming before the Meeting. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. Each issued Common Share entitles its record owner to one vote on each matter to be voted upon at the meeting. The presence, in person or by proxy, of 10,725,098 shares will constitute a quorum.

Any shares, which are withheld or abstain from voting, will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees, who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes "for" or "against" the proposals and will not be counted as shares voted on such matter.

The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals but will not affect the election of Directors.

Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company or by delivering a duly executed proxy bearing a later date.

All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by Shareholders, but lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person, Eric Sauve, named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Corporate Secretary of the Company or by voting in person at the Annual Meeting.

The cost of the meeting, including the cost of preparing and mailing the Proxy Statement and Proxy/Ballot, will be borne by the Company, which is anticipated not to exceed $700.00 The Company may, in addition, use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold shares of the Company in nominee names, to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

DESCRIPTION OF MATTERS TO BE ACTED UPON AT THE MEETING

As set forth in the Notice of Meeting:

Proposal 1: To elect Directors for the Company's Board of Directors.

The Board of Directors has determined that there will be three (3) directors of the Company elected at the Annual Meeting. The Board of Directors have nominated Eric Sauve, David Gilmer and Charles Yesson. In the absence of other instructions, the proxies will be voted for each of the individuals named below, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors.

The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept the nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board.

The Board recommends a vote FOR the election of each of the nominees listed below.

Director Information:

Eric Sauve, Director

Eric Sauve began his term as President, CEO, CFO and a Director of Grant Hartford Corporation on March 21, 2007, and formally entered into an Employment Agreement on June 1, 2007. As President, CEO, CFO, and Director, Mr. Sauve, oversees the day-to-day management of our Company and the strategic evolution of its definition drill program. He has experience in corporate finance, structure, and management in both private and public companies. From May 31, 2007 through June 1, 2006 Eric Sauve was the CFO for Electra Gold Ltd., a publicly trading, operating mining company in North Vancouver, B.C. From February 1, 2005 through May 31, 2006, he was the President and CFO of Nexus Minerals Ltd., a gold mining and exploration company in North Vancouver, B.C. From November 9, 2004 through January 31, 2005, Eric Sauve was an Investment Advisor with Chartwell Financial Inc in Surrey, B.C. From May 9, 2003 through November 5, 2004, Eric Sauve was an Investment Advisor for Foresters Securities, Inc., in Burnaby, B.C. For the 12 years prior to his position with Nexus, Mr. Sauve was a licensed stock broker where he worked extensively in the securities markets and was a licensed insurance agent in British Columbia. Mr. Sauve earned a BA degree from the University of British Columbia in 1994.

David Gilmer, Director

Mr. David Gilmer has been a Director of Grant Hartford Corporation since October 24, 2007 and has served as Secretary of Grant Hartford Corporation since December 7, 2008. Mr. Gilmer has worked for Junkermier, Clark, Campanella, Stevens, P.C. (JCCS), a public accounting firm in Missoula, Montana for over ten years. Mr. Gilmer works primarily in the field of income tax for individuals, partnerships, L.L.C.s and S-Corporations. Mr. Gilmer also has experience in audit, review, and compilation engagements of financial statements for various entities. He is currently on the firm's tax committee.

Mr. Gilmer has been on the board of the Montana Radio Reading Service for approximately seven years, has been its President for the last five years and is a member of its personnel committee. Mr. Gilmer also joined the board of St. Patrick Hospital & Health Foundation in December 2006 and is a member of its finance committee. Mr. David Gilmer received his Bachelors of Science degree in Accountancy at Northern Arizona University in Flagstaff, AZ.

Charles Yesson, Director

Mr. Charles Yesson has been a Director of Grant Hartford Corporation since June 18, 2007. Mr. Yesson began his current position as a Registered Principal and Insurance Agent for Grant Bettigen Securities Inc. in Newport Beach, CA in December 2008. From June, 2006 through November, 2008, Mr. Yesson was Managing Director of Amateus Capital, Inc., a company located in Beverly Hills, CA. Prior to that, from January through June, 2006, Mr. Yesson was a Self Employed Consultant. From January, 2004 through January, 2006, Mr. Yesson was a Registered Principal with J. Alexander Securities, Inc., Los Angeles, CA. and an Independent Insurance Agent and Business Consultant.

Mr. Yesson has over 35 years experience in the financial services industry. He has 25 years experience in managing public corporations and 10 years as a consultant to emerging companies and as an interim manager of several of emerging companies.

Mr. Yesson has worked extensively in areas of reorganization, corporate development and growth and capitalization in both the public and private sectors. Mr. Yesson is a former U. S. Naval Officer and Air Force Reserve Officer.

Mr. Yesson received a Bachelor of Science in Education from Pennsylvania State College at Bloomsburg in August, 1954 and a Masters of Arts from New York University in October, 1961. He has a Certification in Bank Marketing from Northwestern University, Certification in International Finance from NSU in Canberra, Australia. Mr. Yesson holds Series 7, 24, and 66 Securities Licenses, California Insurance and Real Estate Licenses, and is a Mediator for the Superior Court in Orange County California and the California State Insurance Department.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date hereof, based on information obtained from the persons named below, with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each director and officer of the Company and (iii) all directors and officers as a group:

Title of Class	Name and address of beneficial owner	# of Shares of Beneficially Owned Common Stock	Percentage of Beneficially Owned Common Stock (1)
Common Stock	Eric Sauve(2) 6844 Copper Cove Road West Vancouver, BC Canada V7W 2K5	3,232,830	14.38%
Common Stock	Charles Yesson 1221 West Coast Highway, Suite 124 Newport Beach, CA 92663	100,000	0.45%
Common Stock	Dave Gilmer 2620 Connery Way, P.O. Box 16237 Missoula, MT 59808	25,000	0.12%
Common Stock	J. Robert Flesher 25 Mission Mountain Road Clancy, Montana 59634	10,000	0.05%
Common Stock	Aaron Charlton(3) 25 A Street, Garnet Ghost Town Drummond, MT 59835	9,440,566	41.99%
Common Stock	Kim Charlton-Benson (4) 227 Middle Patent Road Bedford, NY 10506	1,832,830	8.15%
Common Stock	Rodney Haynes (5) 619 SW Higgins Suite O Missoula, MT 59803	4,742,076	21.09%
Common Stock	All Officers and Directors as a Group	3,367,830	14.99%
Common Stock	All Officers, Directors and 5% Shareholders as a Group	19,383,302	86.23%
Common Stock	Commonwealth Resources, LLC as a Group	16,688,302	74.24%
(1)

The percent of beneficially owned common stock is based on 21,450,195 shares of common stock issued and outstanding as of December 31, 2008 and the 1,030,195 shares of common stock issuable within 60 days through the exercise of warrants, for a total beneficially owned common stock of 22,480,390 shares of common stock.

(2)

Includes 1,832,830 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC. and 200,000 shares of common stock, which Eric Sauve has a right to acquire within 60 days through the exercise of warrants.

(3)	Includes 9,440,566 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(4)	Includes 1,832,830 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC.
(5)

Includes 3,582,076 beneficially owned shares of common stock that are held by Commonwealth Resources, LLC. and 1,160,000 beneficially owned shares of common stock that are held by Creative Finance PSP, which is a profit-sharing plan wholly-owned by Mr. Rodney Haynes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent (10%) of our Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act will require us to identify in our Form 10-K and proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have the following report to make under this section: All of the Company's officers or directors, and all persons owning more than ten percent of the Company's shares will file the required subject reports.

Directors' Compensation

During fiscal 2008, the Company compensated its Directors for their services as Directors for the Company pursuant to the following table.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Eric Sauve	$0	$0
David Gilmer	$5,500	$5,500
Charles Yesson	$7,500	$7,500

Directors, Executive Officers, Promoters and Control persons

The Directors and Officers of the Company are as follows:

Name	Age	Position with Company
Eric Sauve David Gilmer Charles Yesson J. Robert Flesher BJ Ambrose Tim Matthews	42 34 75 44 36 54	President, CEO,CFO, Director Secretary & Treasurer, Director Independent Director Vice President of Mining and Geology Vice President of Corporate Finance Vice President of Marketing

* These persons may be deemed "promoters" of the Company as that term is defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Current Executive Officers and Directors

Eric Sauve, President, Chief Financial Officer, Chief Executive Officer, Director

Eric Sauve began his term as President, CEO, CFO and a Director of Grant Hartford Corporation on March 21, 2007, and formally entered into an Employment Agreement on June 1, 2007. As President, CEO, CFO, and Director, Mr. Sauve, oversees the day-to-day management of our Company and the strategic evolution of its definition drill program. He has experience in corporate finance, structure, and management in both private and public companies. From May

31, 2007 through June 1, 2006 Eric Sauve was the CFO for Electra Gold Ltd., a publicly trading, operating mining company in North Vancouver, B.C. From February 1, 2005 through May 31, 2006, he was the President and CFO of Nexus Minerals Ltd., a gold mining and exploration company in North Vancouver, B.C. From November 9, 2004 through January 31, 2005, Eric Sauve was an Investment Advisor with Chartwell Financial Inc in Surrey, B.C. From May 9, 2003 through November 5, 2004, Eric Sauve was an Investment Advisor for Foresters Securities, Inc., in Burnaby, B.C. For the 12 years prior to his position with Nexus, Mr. Sauve was a licensed stock broker where he worked extensively in the securities markets and was a licensed insurance agent in British Columbia. Mr. Sauve earned a BA degree from the University of British Columbia in 1994.

David Gilmer, Director, Secretary and Treasurer

Mr. David Gilmer has been a Director of Grant Hartford Corporation since October 24, 2007 and has served as Secretary of Grant Hartford Corporation since December 7, 2008. Mr. Gilmer has worked for Junkermier, Clark, Campanella, Stevens, P.C. (JCCS), a public accounting firm in Missoula, Montana for over ten years. Mr. Gilmer works primarily in the field of income tax for individuals, partnerships, L.L.C.s and S-Corporations. Mr. Gilmer also has experience in audit, review, and compilation engagements of financial statements for various entities. He is currently on the firm's tax committee.

Mr. Gilmer has been on the board of the Montana Radio Reading Service for approximately seven years, has been its President for the last five years and is a member of its personnel committee. Mr. Gilmer also joined the board of St. Patrick Hospital & Health Foundation in December 2006 and is a member of its finance committee. Mr. David Gilmer received his Bachelors of Science degree in Accountancy at Northern Arizona University in Flagstaff, AZ.

J. Robert Flesher, Vice President of Mining and Geology

Mr. J. Robert Flesher became Vice President of Mining and Geology and an Officer of the Company on December 10, 2007. Mr. Flesher has held this part time position through December 1, 2008. Mr. Flesher became a full time employee of GHC on December 1, 2008. From October, 2006 through December, 2008, Mr. Flesher was an Engineer at Montana Tunnels Mining, Inc. ("MTMI"), an operating gold, lead and zinc mine approximately 70 miles from the Company's property. From January, 2005 through October, 2006, Mr. Flesher was an Assay Technician for Golden Sunlight Mine, located in Whitehall, MT. From June, 2001 through October, 2006, Mr. Flesher was the owner and operator of Hobby Town USA, a retail store in Helena, MT. Mr. Flesher gained his experience in hydrological testing in various projects including the US Geological Survey. In 1986, Mr. Flesher began his career with Pegasus Gold Mining Corporation, gaining a wide variety of experiences including: mill operation, assay lab technician, ore control geologist, underground geological mapping and sampling, geologic modeling, stope designs, definition drilling, mine production, and GPS surveying. Mr. Flesher received a Bachelor of Science Degree in Geology, from Montana State University in 1983.

Charles Yesson, Director

Mr. Charles Yesson has been a Director of Grant Hartford Corporation since June 18, 2007. Mr. Yesson began his current position as a Registered Principal and Insurance Agent for Grant Bettigen Securities Inc. in Newport Beach, CA in December 2008. From June, 2006 through

November, 2008, Mr. Yesson was Managing Director of Amateus Capital, Inc., a company located in Beverly Hills, CA. Prior to that, from January through June, 2006, Mr. Yesson was a Self Employed Consultant. From January, 2004 through January, 2006, Mr. Yesson was a Registered Principal with J. Alexander Securities, Inc., Los Angeles, CA. and an Independent Insurance Agent and Business Consultant.

Mr. Yesson has over 35 years experience in the financial services industry. He has 25 years experience in managing public corporations and 10 years as a consultant to emerging companies and as an interim manager of several of emerging companies.

Mr. Yesson has worked extensively in areas of reorganization, corporate development and growth and capitalization in both the public and private sectors. Mr. Yesson is a former U. S. Naval Officer and Air Force Reserve Officer.

Mr. Yesson received a Bachelor of Science in Education from Pennsylvania State College at Bloomsburg in August, 1954 and a Masters of Arts from New York University in October, 1961. He has a Certification in Bank Marketing from Northwestern University, Certification in International Finance from NSU in Canberra, Australia. Mr. Yesson holds Series 7, 24, and 66 Securities Licenses, California Insurance and Real Estate Licenses, and is a Mediator for the Superior Court in Orange County California and the California State Insurance Department.

BJ Ambrose, Vice President of Corporate Finance

Mr. BJ Ambrose has been Vice President of Corporate Finance since March 1, 2009. Since August, 1999 through the present, Mr. Ambrose owns and operates Ambrose Carpet Cleaning and Flooring. Mr. Ambrose worked as a registered broker for Merrill Lynch from 1995 to 2000 and held a series 7 brokers license and a Colorado State series 63 license. Mr. Ambrose received a Bachelors of Science in Finance from Colorado State University in 1995.

Tim Matthews, Vice President of Marketing

Mr. Tim Matthews has been the Vice President of Marketing since April 15, 2009. Mr. Matthews's has held various sales, management and marketing positions with major consumer and business-to-business advertising agencies in Denver, Colorado and Phoenix Arizona. Mr. Matthews was employed by The Denver Post from 1998 to 2001. Mr. Matthews continued working for the Denver Newspaper Agency form 2001 to 2008 after the newspapers merged business operations and formed a Joint Operating Agreement in 2001. Most recently Mr. Matthews was Director of Marketing and Sports Sponsorships for the Denver Newspaper Agency and had responsibility for an annual advertising budget that exceeded $10M. The Denver Newspaper Agency was responsible for publishing The Denver Post and the Rocky Mountain News. As Director of Sports Sponsorships, Mr. Matthews's duties included negotiating and administrating multiple year contracts with the Denver Broncos, Colorado Rockies, Colorado Avalanche and Denver Nuggets. In addition to contract negotiation, Mr. Matthews was responsible for managing the sports team's partnerships elements working in conjunction with the newspapers advertising departments to derive an additional revenue stream exceeding $8M annually.

Tim Matthews graduated from the University of Northern Colorado with a B.S., in Business Administration and an emphasis in Marketing. Mr. Matthews earned his Certificated Business Communicator credentials in 1984 and has held numerous board positions including the Metro Denver Sports Commission.

Executive Compensation.

The table below summarizes all compensation awarded to, earned by, or paid to, both the Company's President and to its Officers and Directors for all services rendered in all capacities to us from January 1, 2008 through December 31, 2008.

Name and Principal Position	Year	Salary	Nonqualified Deferred Compensaton Earnings	All Other Compensation	Total
Eric Sauve, CEO	2008	$62,500	$67,500	0	$130,000
Robert J. Flesher	2008	$6,000	0	$14,407	$20,407
David Gilmer	2008	$5,500	0	0	$5,500
Charles Yesson	2008	$7,500	0	0	$7,500

Additional Information about the Board of Directors

The Board of Directors had three (3) meetings in the fiscal year ending December 31, 2008. The Board dealt with the election of Officers of the Company; the extension of the exempted private offering of the Company's no par value common stock at an offering price of $0.80 per share; discussed investment strategies and personnel; engaged a Securities Counsel and Independent Accounting Firm; reviewed one engineering bid to construct a processing plant on the Garnet Property; reviewed one drilling contract; approved the Amended Option Agreement with Commonwealth Resources, L.L.C. to accept 5,000,000 shares of the Company's no par value common stock in lieu of 5,000,000 shares of preferred stock; and approved the Employment Contracts with Eric Sauve and Aaron Carlton, whereby Eric Sauve abstained from the vote.

Certain Relationships and Related Transactions

None of the Directors or Officers of the Company, nor any proposed nominee for election as a Director of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any promoter of the Company, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of the Company's incorporation or in any presently proposed transaction which, in either case, has or will materially affect the Company, with the exception of the Option Agreement with Commonwealth Resources, L.L.C., whereby the Company obtains its option to purchase the mineral rights to the 122 unpatented and 23 patented mineral claims located on the Garnet Mineral Property. Commonwealth Resources, L.L.C. is the owner of record of 16,688,302 shares of the Company's no par value common stock representing

74.24% of the Company's issued and outstanding common stock, which shares are beneficially owned by Aaron Charlton, Eric Sauve, Kim Charlton-Benson and Rodney Haynes. Eric Sauve is the Company's President, CEO, CFO and Director and Aaron Charlton is a Senior Consultant to the Company. Additionally, Kim Charlton-Benson and Aaron Charlton are siblings. Leo Sauve holds two Non-transferable Convertible Notes totaling $26,000.00, and is the father of Eric Sauve, our President, CEO, CFO and Director. With the foregoing exceptions, the Company has not entered into transactions with any member of the immediate families of the foregoing persons, nor is any such transaction proposed.

There are no family relationships among any of the Directors or Executive Officers of Grant Hartford.

Committees

The Company is in the development stage and has not, as yet, generated any revenues. The Company has not established a compensation plan. The Company; therefore, has not yet established a standing nominating committee or a charter and its current board of directors, Eric Sauve, David Gilmer and Charles Yesson participate in the consideration of any director nominees. The Company has not, as yet, established an audit committee or a charter for such committee. In the future, as the Company begins to generate revenues, the Company will establish the required committees. The Company does not provide a formal process for shareholders to send communications to the board of directors. Communications to the board of directors will be received by the Company, either by letter addressed to Grant Hartford Corporation, 619 S.W. Higgins Suite O, Missoula, MT 59803, or shareholders may call (406) 531-3363.

Proposal 2:To ratify the retention of Rotenberg & Co. LLP as the Company's independent auditor for the fiscal year ending December 31, 2009.

Subject to ratification by the Shareholders, the Board has selected Rotenberg & Co. LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2009. Rotenberg & Co. LLP served as the Company's independent accountant for the year ended December 31, 2008.

Representatives of Rotenberg & Co. LLP are not expected to be present at the Annual Meeting of Shareholders'. However, if such representatives are present, they will have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

The Board recommends a vote FOR the ratification of the appointment of Rotenberg & Co. LLP as the Company's independent accountants.

A vote in favor of this proposal will give the Board of Directors the authority to retain Rotenberg & Co. LLP as the Company's independent auditor for the fiscal year ending December 31, 2009.

Independent Auditors Fees and Other Matters

Audit Fees: The Company's auditor is Rotenberg & Co. LLP, located at 1870 Winton Road South, Rochester, NY 14618. The Company paid their auditor $6,900.00 in audit and review fees for the fiscal year ended December 31, 2008, and $6,900.00 for fiscal 2007.

Audit-Related Fees: The Company paid $6,900.00 in audit-related fees for 2008 and $6,900.00 in audit related fees for fiscal 2007.

Tax Fees: The Company did not pay its auditor any fees related to tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2008 or 2007.

All Other Fees: The Company paid $1,900.00 to its auditor for the review of the Form 10-Q for the period ending March 31, 2009.

The Company has not established an audit committee, therefore, there have been no pre-approved policies and procedures established by such. However, the Company proposes to establish its Audit Committee and develop its preapproved policies and procedures.

The Company's board of directors has determined that the provision of services by Rotenberg & Co. LLP, as set forth above, is compatible with maintaining Rotenberg & Co. LLP's independence.

Proposal 3: To give authority to the Board of Directors and Officers of the Company to seek funding through public offerings, private placements, commercial funding or other sources of financing, to promote and expand the Company's operations. The amount of such funding will be determined by the Board of Directors as the funding is necessary.

The Board recommends a vote FOR giving authority to the Board to seek additional funding.

A vote in favor of this proposal will give authority to the Board of Directors to raise additional capital for the Company through the issuance of stock from the Company's treasury or through debt instruments. The additional capital may enable the Company to expand its operations and pursue additional business opportunities or acquisitions. In the event that the Board of Directors elects to do so, the result could be a dilution of the current shareholders' equity. In addition, in order to increase the capital position of the Company, the Board of Directors will be able to borrow funds on the Company's behalf, thus, placing the Company in a debt position consequently, incurring extra costs through the payment of interest expenses. If the Company finds that it is unable to repay any debt authorized by the Board of Directors, the Company may experience a loss in value.

Proposal 4: To approve the engagement of CDM Constructors, Inc. to build a mill, complete feasibility of underground mining, and to perform additional tasks that the Board of Directors deem necessary.

The Board recommends a vote FOR approving the engagement of CDM Constructors, Inc.

A vote in favor of this proposal will authorize the Board of Directors to continue development of the 122 unpatented and 23 patented mining claims, which will increase the Company's, assets and possibly begin to generate revenues for the Company. A copy of the Agreement Between Owner + Designer/Builder For Design/Build Project ("the Agreement") is available on the Company's website (www.granthartford.com).

Proposal 5: To approve the issuance of stock options or other incentives to key personnel, consultants and directors.

The Board recommends a vote FOR approving the issuance of stock options or other incentives.

A vote in favor of this proposal will allow the Company to attract and to induce the continued retention of key employees, consultants and qualified directors.

Proposal 6: To approve the engagement of the O'Keefe Drilling Company to perform drilling services for the benefit of the Company, in consideration for the issuance of 480,000 shares of the Company's no par value common stock at $1.25 per share.

The Board recommends a vote FOR approving the engagement of the O'Keefe Drilling Company to perform drilling services for the benefit of the Company, in consideration for the issuance of 480,000 shares of the Company's no par value common stock at $1.25 per share, pursuant to the terms of a 506 Regulation D Private Placement Memorandum, which shall be prepared no later than 60 days after the Securities and Exchange Commission declares the current Registration Statement on Form S-1 effective.

A vote in favor of this proposal will authorize the Board of Directors to enter into the Agreement with O'Keefe Drilling Company to perform drilling services for the benefit of the Company, which will assist in the preparation of an established commercially minable deposit, and which may bring the Company closer to the production stage and potentially allow the Company to begin generating revenues. A copy of the Agreement between Grant Hartford Corporation and O'Keefe Drilling Company (the "O'Keefe Agreement") is available on the Company's website (www.granthartford.com).

Other Business

The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgement on such matters.

Shareholder Proposals

Shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2010, should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Information/Proxy Statement. The Secretary must receive proposals no later than November 30, 2009, for inclusion in next year's proxy statement.

Stockholders who wish to make a proposal at the 2009 Annual Meeting of Stockholders other than the ones that will be included in the Company's proxy materials should notify the Company not later than June 15, 2009. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, management may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

Annual Report

The Company was not a reporting Company at year end, December 31, 2008, thus, it does not have a Form 10-K. The Company will provide, however, without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form S-1 for the year ending December 31, 2008, when that document is available. Such written requests should be sent to Eric Sauve, President, Grant Hartford Corporation, 619 S.W. Higgins, Suite O, Missoula, MT 59803.

Quarterly Report

The Company will provide without charge to each such shareholder, upon the written request of such person, a copy of the Company's Form 10-QSB for the quarter ending March 31, 2009. Such written requests should be sent to Eric Sauve, President, Grant Hartford Corporation, 619 S.W. Higgins, Suite O, Missoula, MT 59803.

Market for Common Equity and Related Stockholder Matters

The Securities and Exchange Commission ("SEC") has not, as yet, cleared our comments to our Registration Statement on Form S-1, thus, the Company has not, as yet, been declared effective. The Company has submitted to the SEC for its consideration, the first responses to the SEC's Comments on June 2, 2009.

There is no market price information for the Company's common equity pursuant to Item 201(a)(i)(iii) for the prior quarters.

No dividends have been declared with respect to the Common Stock since the Company's inception, and the Company does not anticipate paying dividends in the foreseeable future. However, there are no restrictions on the ability of the Company to declare dividends on its Common Stock.

Holders of Record:

As of December 31, 2008, there were 61 holders of record of Grant Hartford Corporation's Common Stock.

Grant Hartford Corporation
The Board of Directors solicits this Proxy
for the Annual Meeting of Shareholders
to be held on June 25, 2009

The undersigned hereby constitutes and appoints, Eric Sauve, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of Grant Hartford Corporation, ("Grant Hartford" or the "Company") to be held June 25, 2009, 10:00 a.m. MST, located at the Holiday Inn Missoula Downtown, 200 South Pattee Street, Missoula, MT 59802, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Shareholders dated June 5, 2009, and the accompanying Proxy Statement of the Company.

1. Election of the Board of Directors until the next Annual Shareholders' Meeting	☐ For all nominees listed below (except as marked to the contrary
	Vote for the nominee	Vote against the nominee	Withhold authority to vote for nominee
1. Eric Sauve	☐	☐	☐
2. David Gilmer	☐	☐	☐
3. Charles Yesson	☐	☐	☐

Support the Board of Directors of Grant Hartford Corporation by approving the re-election of Eric Sauve, David Gilmer, and Charles Yesson to the Board of Directors for the following year's term.

2. Ratify the engagement of Rotenberg & Co. LLP as the Company's independent auditor for the fiscal year ending December 31, 2009	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Approve management's selection of Rotenberg & Co. LLP as the Company's independent auditor for the fiscal year ending December 31, 2009.

3. Approve and give authority to the Board of Directors, and Officers of the Company, to seek funding through public offerings, private placements, commercial funding, or other sources of financing, to promote and expand operations.

☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company, in the allowance of the Board to continue to seek funding through public offerings, private placements, commercial funding, or other sources of financing.

4. Approve the engagement of CDM Constructors, Inc. to build a mill and to complete feasibility of underground mining, and to perform additional tasks that the Board of Directors deem necessary.	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company to approve the engagement of CDM Constructors, Inc. to build a mill, complete feasibility of underground mining and to perform additional tasks that the Board of Directors deem necessary.

5. Approve the issuance of stock options or other incentives to key personnel, consultants and directors.	☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company and approve the issuance of stock options or other incentives to key personnel, consultants and directors.

6. Approve the engagement of the O'Keefe Drilling Company to perform drilling services for the benefit of the Company, in consideration for the issuance of 480,000 shares of the Company's no par value common stock at $1.25 per share.

☐ For the proposal	☐ Against the proposal	☐ Abstain vote for the proposal

Support the Board of Directors of the Company to approve the engagement of the O'Keefe Drilling Company to perform drilling services for the benefit of the Company, in consideration for the issuance of 480,000 shares of the Company's no par value common stock at $1.25 per share.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, and 6.

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Please sign exactly as your name appears on the shareholder records of the Company. If shares are held in the names of more than one person, each joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the respective capacities in which they sign. Attorneys must submit Powers of Attorney.

Shareholder name (please print)

Shareholder signature

Shareholder name (please print)

Shareholder signature

Date

Number of shares voted

BY THE ORDER OF THE BOARD OF DIRECTORS

Eric Sauve, President
June           , 2009

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